FOR RELEASE SEPTEMBER 14, 2007 at 7:30 a.m. EDT

Palatin Technologies, Inc. Reports Fourth Quarter and Fiscal Year End 2007
Results; Announces Teleconference andWebcast

CRANBURY, NJ – September 14, 2007– Palatin Technologies, Inc. (AMEX: PTN) announced today results for its fourth quarter and fiscal year ended June 30, 2007. Palatin reported a net loss of $6.1 million, or ($0.07) per basic and diluted share, for the quarter ended June 30, 2007, compared to a net loss of $7.9 million, or ($0.11) per basic and diluted share, for the same period in 2006. Total revenues in the quarter ended June 30, 2007 were $2.6 million, compared to $5.0 million for the same period in 2006. As of June 30, 2007, the Company had cash, cash equivalents and investments totaling $33.8 million.

The decrease in the net loss for the quarter ended June 30, 2007 versus the quarter ended June 30, 2006 was primarily attributable to decreased research and development spending on bremelanotide, the Company’s drug under development for the treatment of erectile dysfunction (ED) and female sexual dysfunction (FSD). Cost reimbursement revenue from King Pharmaceuticals, Inc. (King) also decreased as a result of the lower spending.

For the years ended June 30, 2007 and 2006, total revenues were $14.4 million and $19.7 million, respectively. Palatin’s net loss for the year ended June 30, 2007 was $27.8 million, or ($0.36) per basic and diluted share, compared to a net loss of $29.0 million, or ($0.48) per basic and diluted share, for the year ended June 30, 2006.

FISCAL YEAR 2007 AND RECENT DEVELOPMENTS

Significant developments in Palatin’s business since the end of its last fiscal year include the following:

•	The announcement of results of Part 2 of a Phase 2 pilot study evaluating the effects of bremelanotide in post-menopausal women diagnosed with FSD in which subjects reported an increased level of genital arousal, an increased level of sexual desire and a higher incidence of engaging in sexual activity compared to placebo.

•	The announcement of results from two Phase 2B trials evaluating bremelanotide for ED, with one trial limited to non-diabetic patients and the other to diabetic patients. The primary objective of the studies was to characterize the efficacy and safety of bremelanotide in these two ED populations and to identify the dose(s) to use in further development.

•	The completion of an exclusive global licensing and research collaboration agreement with AstraZeneca AB to discover, develop and commercialize small molecule compounds that target melanocortin receptors for the treatment of obesity, diabetes and related metabolic syndrome and the receipt of an up-front payment of $10 million.

###
(Financial Statement Data Follows)

•	The February 2007 sale of 13.75 million shares of its common stock in an underwritten offering at $2.00 per share, resulting in net proceeds to the Company of $25.5 million, after commissions and expenses.

•	The announcement in August 2007 of a delay in plans for the initiation of Phase 3 clinical trials with bremelanotide for the treatment of ED as a result of responses from representatives of the U.S. Food and Drug Administration, which raised serious concerns about the acceptable benefit/risk ratio to support the progression of bremelanotide into Phase 3 studies for ED as a first-line therapy in the general population.

•	The pending termination of its Collaborative Development and Marketing Agreement with King, effective December 2007, under which Palatin reacquires sole ownership of all rights to bremelanotide, without any obligation for future payments to King. King has no financial obligation for future payments to Palatin, other than for previously incurred costs not yet reimbursed and approved expense reimbursements related to the wind-down of the collaboration.

•	Advancement of a lead compound through the preclinical stages resulting in the anticipated filing of an Investigational New Drug Application for a synthetic compound that mimics natriuretic peptides for the treatment of patients with congestive heart failure in the second half of calendar year 2007.

LICENSE, GRANTS AND CONTRACTS
For the quarter ended June 30, 2007, Palatin recognized revenue under its collaboration agreement with King of $1.8 million, which includes King’s share of bremelanotide development costs, and $0.7 million of contract revenue related to its February 2007 collaboration with AstraZeneca. In the comparable quarter of 2006, Palatin recognized $4.9 million of contract revenue from King, reflecting significantly higher cost reimbursement revenue resulting from Palatin’s clinical study activities.

COSTS AND EXPENSES
Total operating expenses for the quarter ended June 30, 2007 were $9.1 million versus $13.2 million for the comparable quarter of 2006, reflecting lower development costs of bremelanotide following the completion of two Phase 2B clinical trials in patients with ED, which were partially offset by other research and development spending and higher stock-based compensation charges.

CASH POSITION
Palatin’s cash, cash equivalents and investments totaled $33.8 million as of June 30, 2007, compared to $30.7 million at June 30, 2006, as current year operating expenses were largely offset by net proceeds from the February 2007 stock offering and the receipt of $10 million from AstraZeneca upon the signing of the companies’ research collaboration and license agreement.

Palatin Technologies’ management will discuss the fourth quarter and year end financial results for the fiscal year ended June 30, 2007 and provide an update on corporate developments during a conference call and webcast on September 18, 2007 at 10:00 a.m. EDT.

Conference Call and Webcast Access Information

•	Q4-Fiscal Year 2007 Conference Call - Live	9/18/2007 at 10:00 a.m. EDT
	Domestic Dial-In Number	1-866-454-4203
	International Dial-In Number	1-913-312-6603

•	Q4-Fiscal Year 2007 Conference Call - Replay	9/18-9/25/2007
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Enter Pass Code I.D. #	4280242

•	Webcast Live and Replay Access	www.palatin.com

•	The webcast and replay can be accessed by logging on to the investors section of Palatin Technologies’ website at www.palatin.com.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. The Company currently has collaborations with AstraZeneca and the Mallinckrodt division of Covidien. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements

Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements shall be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec®, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date of this press release.

Contacts: For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Duntsch
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	cduntsch@burnsmc.com

PALATIN TECHNOLOGIES, INC.

Consolidated Statement of Operations Data

	Year Ended June 30,
	2007	2006	2005
REVENUES:
Licenses, grants and contracts	$14,405,665	$18,239,783	$13,896,818
Royalties	-	1,508,862	1,586,050
Product sales	-	-	2,474,325
Total revenues	14,405,665	19,748,645	17,957,193

OPERATING EXPENSES:
Cost of product sales	-	2,041,175	534,932
Royalties	-	299,995	328,401
Research and development	36,913,739	41,013,894	25,045,279
General and administrative	7,293,090	6,843,817	7,460,607
Total operating expenses	44,206,829	50,198,881	33,369,219

Loss from operations	(29,801,164)	(30,450,236)	(15,412,026)

OTHER INCOME (EXPENSE):
Investment income	1,324,671	855,601	488,262
Interest expense	(53,339)	(30,522)	(14,487)
Total other income, net	1,271,332	825,079	473,775

Loss before income taxes	(28,529,832)	(29,625,157)	(14,938,251)
Income tax benefit	778,308	666,275	580,275

NET LOSS	$(27,751,524)	$(28,958,882)	$(14,357,976)

Basic and diluted net loss per common share	$(0.36)	$(0.48)	$(0.27)

Weighted average number of common shares outstanding
used in computing basic and diluted net loss per common
share	76,204,160	60,356,610	53,861,182

PALATIN TECHNOLOGIES, INC.

Consolidated Balance Sheet Data

	June 30, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$31,447,615	$28,333,211
Available-for-sale investments	2,323,642	2,330,834
Accounts receivable	607,841	69,591
Prepaid expenses and other current assets	1,008,464	1,453,650
Total current assets	35,387,562	32,187,286

Property and equipment, net	6,070,226	6,347,705
Restricted cash	475,000	475,000
Other assets	848,446	1,037,296
Total assets	$42,781,234	$40,047,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations and notes payable, current portion	$216,841	$86,564
Accounts payable	1,120,894	3,092,962
Accrued expenses	2,420,837	4,466,428
Accrued compensation	941,300	803,900
Deferred revenue, current portion	4,864,833	3,995,575
Total current liabilities	9,564,705	12,445,429

Capital lease obligations and notes payable, net of current portion	275,126	229,585
Deferred rent, net of current portion	1,966,628	2,358,550
Deferred revenue, net of current portion	12,443,087	6,713,942
Total liabilities	24,249,546	21,747,506

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 and 9,997 shares
as of June 30, 2007 and 2006, respectively	50	100
Common stock of $.01 par value – authorized 150,000,000 shares;
issued and outstanding 85,126,915 and 70,878,521 shares as of
June 30, 2007 and 2006, respectively	851,269	708,785
Additional paid-in capital	205,875,438	178,089,176
Accumulated other comprehensive loss	-	(54,736)
Accumulated deficit	(188,195,069)	(160,443,544)
Total stockholders’ equity	18,531,688	18,299,781
Total liabilities and stockholders’ equity	$42,781,234	$40,047,287